                                                                        Contacts:  Alan H. Oshiki
                                                                                                   Broadgate Consultants, Inc.
                                                                                   (212) 232-2354

                                                                                       William S. Creekmuir
                                                   Simmons Company
                                                                                  (770) 673-2625

Simmons Company Parent Closes
$300 Million Senior Unsecured Term Loan
and Consummates Recapitalization of Simmons Company

ATLANTA— February 12, 2007 — Simmons Company announced today the closing of a series of transactions previously announced by Simmons Company in which Simmons Holdco, Inc. (“Simmons Holdco”) has become the new parent of Simmons Company and has entered into a loan agreement with Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P. and Citigroup Global Markets Inc., as arrangers, and other lenders named in the loan agreement, providing for a $300,000,000 aggregate principal amount senior unsecured term loan (the “Loan”).

In connection with the Loan, Simmons Company merged with a newly formed subsidiary of Simmons Holdco, with Simmons Company as the surviving corporation (the “Merger”). Holders of common stock of Simmons Company received in the Merger stock of Simmons Holdco and certain stockholders also received cash. Following the Merger, Simmons Company is now a wholly owned subsidiary of Simmons Holdco.

Simmons Holdco used the net proceeds from the Loan to pay transaction expenses and cash consideration to certain stockholders of Simmons Company in connection with the Merger.

About Simmons Company
Atlanta-based Simmons Company, through its indirect subsidiary Simmons Bedding Company, is one of the world's largest mattress manufacturers, manufacturing and marketing a broad range of products including Beautyrest®, BackCare®, Beautyrest BlackTM, Natural CareTM , BackCare Kids® and Deep Sleep®. Simmons Bedding Company operates 21 conventional bedding manufacturing facilities and two juvenile bedding manufacturing facilities across the United States, Canada and Puerto Rico. Simmons is committed to developing superior mattresses and promoting a higher quality sleep for consumers around the world. For more information, visit the Company's website at www.simmons.com.

“Safe Harbor” Statement under the United States Private Securities Litigation Reform Act of 1995:
This press release includes forward-looking statements that reflect Simmons Company’s current views about future events and financial performance.  Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions that predict or indicate future events, results or trends, or that do not relate to historical matters, identify forward-looking statements.  The forward-looking statements in this press release speak only as of the date of this release.  These forward-looking statements are expressed in good faith and Simmons Company believes there is a reasonable basis for them.  However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Simmons Company’s expectations.  These factors include, but are not limited to: (i) competitive pricing pressures in the bedding industry; (ii) legal and regulatory requirements; (iii) the success of new products; (iv) Simmons Company’s relationships with and viability of its major suppliers; (v) fluctuations in Simmons Company’s costs of raw materials; (vi) Simmons Company’s relationship with significant customers and licensees; (vii) Simmons Company’s ability to increase prices on its products and the effect of these price increases on its unit sales; (viii) an increase in Simmons Company’s return rates and warranty claims; (ix) Simmons Company’s labor relations; (x) departure of Simmons Company’s key personnel; (xi) encroachments on Simmons Company’s intellectual property; (xii) Simmons Company’s product liability claims; (xiii) Simmons Company’s level of indebtedness; (xiv) interest rate risks; (xv) compliance with covenants in Simmons Company’s debt agreements; (xvi) Simmons Company’s future acquisitions; (xvii) Simmons Company’s ability to successfully integrate Simmons Canada into its operations; (xviii) the loss of key personnel at Simmons Canada as a result of Simmons Company’s acquisition of Simmons Canada; (xix) Simmons Company’s ability to achieve the expected benefits from any personnel realignments; and (xx) other risks and factors identified from time to time in Simmons Company’s reports filed with the Securities and Exchange Commission. Simmons Company undertakes no obligation to update or revise any forward-looking statements, either to reflect new developments or for any other reason.